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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



         We consent to the incorporation by reference in the Registration Statement of Pennsylvania Real Estate Investment Trust on Form S-3 dated October 21, 2003 of our reports dated April 29, 2003, relating to our audits of the combined statements of revenues and certain expenses of the Subject Properties - First Close and the Subject Properties - Second Close for the year ended December 31, 2002 and the statements of revenues and certain expenses of Cherry Hill Mall for the years ended December 31, 2002, 2001 and 2000, which reports are included in the Form 8-K/A No. 2 of Pennsylvania Real Estate Investment Trust dated April 28, 2003 (filed on September 26, 2003) and to the reference to our firm under the heading "Experts" in this registration statement on Form S-3. Our reports include a paragraph that states that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and are not intended to be a complete presentation of the revenues and expenses of the Subject Properties - First Close, the Subject Properties - Second Close and Cherry Hill Mall.

/s/ KPMG LLP

Baltimore, Maryland
October 21, 2003